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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported) February 22, 2003.
                                                       -----------------

                          GRAND CENTRAL FINANCIAL CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                        0-25045             34-1877137
         --------                       ---------            ----------
(State or other Jurisdiction of        (Commission          (IRS Employer
incorporation or organization)         File Number)         Identification No.)

                     601 Main Street, Wellsville, Ohio 43968
                     ---------------------------------------
                    (Address of principal executive offices)

                                 (330) 532-1517
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)













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Item 5.  Other Events.
         ------------

        On February 22, 2003, Grand Central Financial Corp. (the "Company") and Central Federal Savings and Loan of Wellsville (the "Association"), Wellsville, Ohio announced that William R. Williams, President and Chief Executive Officer of the Company and the Association, intends to retire on April 23, 2003, the date of the Company's annual meeting, after nearly 25 years of dedicated service. As a result, the Company and the Association appointed the Chairman of the Board of Directors of the Company, David C. Vernon, Chief Executive Officer of the Company. Mr. Williams will remain President until the date of his retirement. Upon Mr. Williams' retirement, Mr. Vernon will assume the position of President of the Company and the Association.

        Mr. Williams will remain a director of the Company and the Association after his retirement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  February 27, 2003               By: /s/ David C. Vernon
                                            ------------------------------------
                                            David C. Vernon
                                            Chief Executive Officer